EXHIBIT 99


                         AGREEMENT RELATING TO FILING OF
                           JOINT STATEMENT PURSUANT TO
                             RULE 13d-1(k) UNDER THE
                             SECURITIES ACT OF 1934

      The undersigned agree that Amendment No. 6 to the Statement on Schedule 13G to which this Agreement is attached is filed on behalf of each of them.
Date: February 10, 2005



/s/ H. Adrian Cox                                              February 10, 2005
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H. Adrian Cox, as an Individual Stockholder


/s/ William J. Kappauf, Jr.                                    February 10, 2005
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William J. Kappauf, Jr., as an Individual Stockholder


/s/ Henry V. Kahl                                              February 10, 2005
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Henry V. Kahl, as an Individual Stockholder